Exhibit 5.2

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 WWW.DYKEMA.COM Tel: 414-488-7300

October 2, 2025

AI Infrastructure Acquisition Corp.

10845 Griffith Peak Dr., Suite 200

Las Vegas, NV 89135

Ladies and Gentlemen:

We have acted as counsel to AI Infrastructure Acquisition Corp. (the “Company”), in connection with the Registration Statement on Form S-1 (the “462(b) Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the sale by the Company of (i) up to 2,000,000 additional units (the “Units”), with each Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and one right to receive one-fifth of an Ordinary Share (the “Rights”); (ii) up to 300,000 additional Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option, (iii) all Ordinary Shares and Rights issued as part of the Units and Over-Allotment Units; (iv) all Ordinary Shares issuable upon conversion of the Rights included in the Units and Over-Allotment Units, and (v) up to 80,500 additional Ordinary Shares to be issued to the underwriters in the offering. The Units and the Over-Allotment Units are referred to herein as the “Registered Securities.” We understand that the Units and Over-Allotment Units are proposed to be sold for sale to the public as described in the Company’s Registration Statement on Form S-1, as amended (File No. 333-289587) initially filed by the Company with the Commission on August 13, 2025 and declared effective by the Commission on September 30, 2025 (the “Registration Statement” and, together with the 462(b) Registration Statement, the “Registration Statements”) and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by the Company and the representative (the “Underwriting Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the Registration Statements and related prospectus, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

AI Infrastructure Acquisition Corp.

October 2, 2025

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that each of the Rights (including the Rights issuable in connection with the Over-Allotment Units), the Units and the Over-Allotment Units, when issued and sold by the Company in the manner contemplated in the 462(b) Registration Statement, and if and when paid for in accordance with the terms of the Underwriting Agreement, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.

The opinion set forth above, is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York or (ii) waivers by the Company of any statutory or constitutional rights or remedies. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

In rendering the foregoing opinion, we have assumed that: (i) each of the Registration Statements, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of the Registered Securities thereunder; (ii) the Company will issue and deliver the Registered Securities in the manner contemplated by the final prospectus; and (iii) all such securities will be issued in compliance with applicable federal and state securities laws. To the extent the obligations of the Company with respect to the Registered Securities may be dependent upon such matters, we also assume for purposes of this letter that the other party under the Underwriting Agreement, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by the Underwriting Agreement; that such Underwriting Agreement has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Underwriting Agreement with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under the Underwriting Agreement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statements or the related prospectus, other than as expressly stated herein with respect to the Registered Securities to be issued pursuant to the Registration Statements.

AI Infrastructure Acquisition Corp.

October 2, 2025

Our opinion is limited to the internal laws of the State of New York. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the 462(b) Registration Statement and to all references made to us in the Registration Statements and in the prospectus. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statements and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC